UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2014 (April 16, 2014)

SINO GAS INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 18 Zhong Guan Cun Dong St.

Haidian District

Beijing 100083, People’s Republic of China

(Address of Principal Executive Offices)

86-10-82600527

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 16, 2014, Sino Gas International Holdings, Inc. (the “Company”) entered into an Amendment to the Agreement and Plan of Merger that the Company entered into on April 3, 2014 (Hong Kong time) with Prosperity Gas Holdings Limited, a Cayman Islands exempted company (“Parent”) and Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub,” together with the Company and Parent, the “Parties” and any one of them a “Party”) (the “Merger Agreement”) with Parent and Merger Sub (the “Amendment”). The Merger Agreement is previously reported in, and attached as Exhibit 9.1 to, the Company’s Current Report on Form 8-K filed on April 3, 2014 which is incorporated herein by reference.

The Amendment

The Parties agreed on the following amendments to the Merger Agreement:

1. The “Company Shareholders’ Meeting” section (Section 6.02 of the Merger Agreement) is amended to remove the Company’s obligation to convene a Company shareholders’ meeting (the “Meeting”) even if the board of directors of the Company (the “Board”) has determined that the merger contemplated under the Merger Agreement (the “Merger”) is no longer advisable. Also removed from this section is Parent’s consent as a condition to proposing matters other than the Merger to be acted upon by the Company shareholders (the “Shareholders”) at the Meeting. This section is further amended to permit the “Change in the Company Recommendation” (any change to the recommendation of the Merger by the Board in a manner adverse to Parent or Merger Sub) to affect the Company’s obligations in using reasonable best efforts to solicit Shareholders proxies in favor of the approval of the Merger, subject to Section 6.04(c) of the Merger Agreement.

2. The “No Solicitation of Transactions” section (Section 6.04 of the Merger Agreement) is amended to grant the Board the right to authorize the Company to terminate the Merger Agreement, in connection with, and in addition to, the right to recommend a “Superior Proposal” (a unsolicited a proposal of merger, acquisition, or other similar transaction that the Board determines to be more favorable to the Shareholders), pursuant to the relevant terms and conditions under the Merger Agreement. This section is further amended so that, if (1) the Company has complied with its obligations regarding the acceptance of a Superior Proposal, (2) the Board issued a Change in the Company Recommendation, and (3) the Company has terminated the Merger Agreement, then, the obligation of the Company to call, give notice of, convene and hold the Meeting may be limited or affected by a competing transaction.

3. The “Termination by the Company” section (Section 8.03 of the Merger Agreement) is supplemented by a new subsection 8.03(c), “Consummation of a Competing Transaction”, which provides that, to accept a Superior Proposal, the Company may terminate the Merger Agreement before the requisite vote in favor of the approval of the Merger is obtained (in accordance with the relevant terms and conditions under the Merger Agreement, including that (1) the Company, simultaneously with the termination of the Merger Agreement, will enter into an agreement to consummate such Superior Proposal and pay to Parent $2,656,402 (the “Company Termination Fee”) and (2) the Company has complied in all material respects with the provisions of the “No Solicitation of Transactions” section).

4. The “Fees Following Termination” section (Section 8.06 of the Merger Agreement) is amended to conform the changes described immediately above, by adding “Consummation of a Competing Transaction” as a trigger of the obligation of the Company to pay to Parent the Company Termination Fee.

The Amendment is hereby filed as Exhibit 9.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the document is subject to, and qualified in its entirety by, such document attached hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

9.1         AMENDMENT TO AGREEMENT AND PLAN OF MERGER among  Prosperity Gas Holdings Limited, Merger Sub Gas Holdings Inc. and Sino Gas International Holdings, Inc. dated April 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: April 18, 2014	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer